UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 17, 2008
Commission File No. 001-10403
TEPPCO Partners, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification Number)

1100 Louisiana Street, Suite 1600
Houston, Texas 77002
(Address of principal executive offices, including zip code)
(713) 381-3636
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The information set forth under Item 2.03 hereof is incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On January 17, 2008, TEPPCO Partners, L.P. (the “Partnership”) entered into an Amended and Restated Guaranty Agreement (the “Amended Guaranty”) amending and restating that certain Guaranty Agreement dated as of May 4, 2001 (the “Original Guaranty”). Under the Amended Guaranty, the Partnership, together with its affiliates, TCTM, L.P., a Delaware limited partnership (“TCTM”), TEPPCO Midstream Companies, LLC, a Texas limited liability company (“Midstream”), and TE Products Pipeline Company, LLC, a Texas limited liability company (“TE Products”), jointly and severally agreed to guaranty fifty percent (50.0%) of the obligations of Centennial Pipeline LLC, a Delaware limited liability company (“Centennial”), under that certain Master Shelf Agreement dated as of May 4, 2001, pursuant to which Centennial issued and sold to The Prudential Insurance Company of America (“Prudential”) senior fixed rate term notes in the aggregate principal amount of $140,000,000 (the “Notes”). The Partnership, together with TCTM, Midstream and TE Products are each individually referred to as a “TEPPCO Guarantor” and collectively as the “TEPPCO Guarantors.”
     The Amended Guaranty requires the TEPPCO Guarantors, on a joint and several basis, to pay fifty percent (50.0%) of any amount under the Master Shelf Agreement or the Notes that Centennial does not pay when due. The Amended Guaranty also requires the TEPPCO Guarantors to indemnify (on a fifty-percent (50.0%) basis) the holders of the Notes with respect to any loss they may incur as a result of (i) a breach of any warranty, covenant, term or condition in, or the occurrence of any default under, the Amended Guaranty, the Notes, the Master Shelf Agreement or any other related document and (ii) any legal action commenced to challenge the validity of the Amended Guaranty, the Notes, the Master Shelf Agreement or any other related document. The obligations under the Amended Guaranty rank at least pari passu with all other unsecured senior obligations of each TEPPCO Guarantor now or hereafter existing.
     The Amended Guaranty contains customary covenants with respect to the TEPPCO Guarantors’ preservation of organizational existence, notices, inspection rights and prohibitions against certain mergers, consolidations and asset dispositions. The Amended Guaranty also has a credit maintenance requirement whereby the Partnership may be required to provide additional credit support or pay certain fees if the Partnership’s credit ratings fall below levels specified in the Amended Guaranty.
     The foregoing summary of the Amended Guaranty is only a summary of certain provisions of the Amended Guaranty. The summary does not purport to be complete and is qualified in its entirety by reference to the Amended Guaranty, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Guaranty Agreement, dated as of January 17, 2008, by and among The Prudential Insurance Company of America, TCTM, L.P., TEPPCO Midstream Companies, LLC, TEPPCO Partners, L.P. and TE Products Pipeline Company, LLC.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

By:	Texas Eastern Products Pipeline Company, LLC General Partner

Date: January 24, 2008	/s/ WILLIAM G. MANIAS
William G. Manias
Vice President and
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

10.1	Amended and Restated Guaranty Agreement, dated as of January 17, 2008, by and among The Prudential Insurance Company of America, TCTM, L.P., TEPPCO Midstream Companies, LLC, TEPPCO Partners, L.P. and TE Products Pipeline Company, LLC.